INVESTMENT AND PARTICIPATION AGREEMENT

THIS AGREEMENT made as of the 20th day of February, 1996

AMONG: MINCO MINING AND METALS CORPORATION, a body corporate incorporated under the laws of British Columbia, with an office at 1870-401 West Georgia Street, Vancouver, B.C., V6B 5A1 ("Minco")

AND: TECK CORPORATION, a body corporate incorporated under the laws of Canada, with an office at 700 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L-9 ("Teck")

AND: COMINCO LTD., a body corporate incorporated under the laws of Canada, with an office at 500 - 200 Burrard Street, Vancouver, British Columbia, V6C 3L7 ("Cominco")

WHEREAS:

(A) Pacific Canada Resources Inc. ("PCR") has entered into an investment and participation agreement dated as of February 19, 1996 (the "Teck-Cominco-PCR Agreement") with Teck and Cominco under which PCR has granted certain rights to Teck and Cominco in exchange for them making a private placement in a specified company which the parties have agreed will be Minco, subject to the Closing of this Agreement.

(B) PCR has entered into an investment and participation agreement dated as of February 19, 1996 (the "Minco-PCR Agreement") with Minco which provides, amongst other things, that for a period of time commencing on the date of this Agreement and expiring on March 1, 2000, extendable upon agreement of the Parties thereto, Minco shall have the exclusive right to acquire from PCR, at cost and in the manner therein 2 2 described, all right, title and interest in and to any new base or precious metal Property which PCR identifies and in respect to which PCR has acquired an NCI or in respect to which PCR has a reasonable expectation of acquiring an NCI.

(C) Under Chinese law a foreigner may acquire an interest in a joint venture or other recognized Chinese vehicle which in turn holds a mineral property in China;

(D) Minco intends to acquire indirect interests in mineral properties in China and the right to exploit mineral properties in China;

(E) This Agreement provides for the manner in which Cominco and Teck may acquire part of Minco's interest in any NCI or Property (both as defined herein) or any mineral property that is acquired;

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(F) At the same time Minco will require working  capital,  Teck and Cominco wish to invest, and Minco has agreed to grant certain rights to Teck and Cominco in consideration of such investments;

(G) Minco also intends to raise capital by public financing to generate the funds necessary to advance one or more Properties to the stage of a preliminary feasibility report;

(H) The parties have agreed that the interest to be acquired by Teck and Cominco in Minco's interest in an NCI or a Property may be increased in through a good faith negotiation outside the terms of this Agreement at some future time; and

(I) The parties wish to record their respective rights and obligations.

 THEREFORE the Parties agree as follows:


                                     PART 1
                                  CONSTRUCTION

DEFINITIONS

1.1 In this Agreement, except as otherwise expressly provided or as the context otherwise requires:

        ACQUIRED PROPERTY means a Property in respect of which (i) Minco has entered into a formal joint venture agreement (as such term is understood in China) with a Chinese entity pursuant to which Minco has the right to acquire an NCI, and the Chinese entity has applied for approval of the appropriate Chinese Governmental Authority pursuant to a request by Minco to negotiate a joint venture contract with Minco; or (ii) Minco receives a New Property Notice as contemplated in Section 6.3 of the Minco-PCR Agreement.

        AFFILIATE of a Party has the meaning ascribed to it in the Securities Act (British Columbia).

        BUSINESS DAY means a day that is not a Saturday, Sunday or a statutory holiday in British Columbia.

        CLOSING means the closing of the purchase and sale of the Purchased Securities.

        CLOSING DATE means the fifth Business Day following the date upon which Minco receives written notification from the Vancouver Stock Exchange that this Agreement and the Minco-PCR Agreement have been accepted for filing or such other date as the Parties may agree upon.

        COMMITMENT NOTICE means a notice delivered to Minco by the Investors pursuant to Section 6.13 or 6.17 that they intend to proceed with programs contemplated in a Final Feasibility Report and they have commitments from lenders for the debt portion of the project financing, as evidenced by certified copies of the lenders' commitment letters to the Investors delivered with the notice.

        COMMON SHARE means a common share, as constituted as at the date of this Agreement, in the capital of Minco.

        COSTS means cash outlays, expenses, obligations and liabilities of whatever kind or nature, but without duplication.

        DESIGNATED INVESTOR means, in the case of a base metal Property, Cominco, and in all other cases, Teck.

        DEVELOPMENT PROPERTY means an Acquired Property that the Investors determine, pursuant to Section 6.1, should be governed by this Agreement and categorize as a Development Property pursuant to Section 6.4.

        EARN-IN PERIOD means the period of time beginning on the date hereof and ending on the date the Earn-In Rights terminate in accordance with Section 6.6.

        EARN-IN RIGHTS means those rights to earn an Interest in an NCI in respect of an Acquired Property, more particularly set out in Section 6.8 and 6.14.

        ENCUMBRANCE means a security interest, mortgage, pledge, hypothecation, lien, easement, right-of-way, encroachment, covenant, condition, right of re-entry, lease, licence, assignment, option, claim or other title defect, encumbrance or charge whatsoever, whether or not registered or registrable.

        EXERCISE NOTICE means, with respect to an Acquired Property, a written notice delivered by an Investor that it intends to proceed with the preparation of a Final Feasibility Report under Part 6.

        EXPENDITURES means all Costs spent or incurred or deemed incurred hereunder by a Party in connection with a Property including: (i) monies expended in maintaining the Property in good standing, including any monies expended in doing and filing assessment work and any required vendor's or royalty payments; (ii) monies expended in exploring the Property, including doing geophysical, geochemical and geological surveys, drilling, assaying and metallurgical testing; (iii) monies expended in acquiring assets for use on or in connection with the Property; (iv) monies expended in paying the fees, wages, salaries and travelling expenses of all employees of a Party or associated entities engaged in work with respect to and for the benefit of the Property, together with an amount for fringe benefits usually paid by such Party; (v) monies expended in paying for the food, lodging and other reasonable needs of the persons referred to in clause (iv) hereof; (vi) a charge equal to (A) 10% before the date of a Commitment Notice, and (B) 3% thereafter, for unallocable overhead and head office expenses and all other expenses relating to supervision and management of all work done with respect to and for the benefit of the Property of all Expenditures, other than the charge referred to in this clause
(vi); (vii) monies expended or set aside for environmental remediation and reclamation; (viii) all Costs related to the preparation of programs and reporting as to the results thereof; (ix) all Costs related to the preparation of a Final or Preliminary Feasibility Report and a production program; (x) all Costs related to construction and development programs up to commercial production; and (xi) all Costs related to operations after the date of commencement of commercial production.

        EXPLORATION PROPERTY means an Acquired Property that the Investors determine, pursuant to Section 6.1, should be governed by this Agreement and which has been categorized as an Exploration Property pursuant to Section 6.4.

        FINAL FEASIBILITY REPORT means a detailed report showing the feasibility of placing a Property or part thereof into commercial production and including at least the following information: (i) a description of that part of the Property to be covered by the proposed mine; (ii) the estimated recoverable reserves of minerals and the estimated composition and content thereof; (iii) the proposed procedure for development, mining and production; (iv) results of ore amenability tests (if any); (v) the nature and extent of the facilities proposed to be acquired or constructed and, if the size, extent and location of the ore body makes mill facilities feasible, a preliminary design for such mill facilities; (vi) the total costs, including capital budget, reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such cost requirements; (vii) environmental impact studies and costs thereof; (viii) the period in which it is proposed the Property shall be brought to commercial production; (ix) such other data and information as are reasonably necessary to substantiate the existence of a mineral deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and (x) working capital requirements for the initial four months of operation of the Property as a mine or such longer period as may be reasonably justified in the circumstances.

        FIRST RECOVERY DATE means the date on which the first of either Minco or an Investor recovers its Prior Costs from Net Proceeds.

        GOVERNMENTAL AUTHORITY means a federal, state, provincial, regional, municipal or local government or subdivision thereof including an entity or person exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or subdivision.

        INTEREST means an undivided interest in and to an NCI in respect of an Acquired Property held by Minco or an Investor, as the case may be.

        INVESTORS means Teck and Cominco and INVESTOR means any one of them.

        JOINT VENTURE AGREEMENT means the agreement to be entered into among the Parties pursuant to Section 6.22 defining the respective rights and obligations with respect to the joint ownership (directly or indirectly) of, and operation of activities on, an Exploration Property or Development Property, as the case may be, once an Investor has earned an Interest.

        MINIMUM PERCENTAGE means with respect to the Investors, 50% of that percentage of the issued common shares of Minco issued to both Investors pursuant to Section 3.1 as compared to the total issued common shares of Minco at the Closing Date.

        NCI, with respect to a Property, means a direct or indirect interest therein that is available for a non-Chinese entity or foreigner to acquire under Chinese law and is held by or available to Minco, including shares, or a contractual right to acquire shares, in a Chinese company that owns or holds a direct or indirect interest in the Property.

        NET PROCEEDS means that amount which remains after the initial cash flows available or attributable to the Parties' Interest from sales of product from the mine have been used to pay operating, marketing and distribution costs; taxes (other than income taxes) and royalties; any advances which a Party has made to cover sustaining capital requirements or operating losses during the "cost recovery" period contemplated in Section 6.23 or Section 6.24; and the administrative charge contemplated in Section (vi)(B) of the Expenditures definition on costs incurred from the date of commencement of commercial production.

        PARTIES means two or more of Minco, Teck and Cominco and PARTY means any one of them. PERSON means an individual, corporation, partnership, joint venture, association, trust or unincorporated organization or any trustee, executor, administrator or other legal representative, or government official or ministry.

        PRELIMINARY FEASIBILITY REPORT means an intermediate level report, prepared in accordance with Canadian industry standards, having as its objective a determination whether a project justifies a detailed analysis and cost of a Final Feasibility Report, and identifying aspects of the project that are critical to its viability and that necessitate in-depth investigations through functional or support studies and will be expected to include evaluation of estimated reserves, preliminary mining methods and equipment selections, preliminary metallurgical analysis, workable flow sheet for a process plant, support services and facilities, manpower sources and costs, project implementation schemes, market evaluation, environmental and cultural issues, and a preliminary financial analysis based on investment costs, production costs, and market potential.

        PRIME RATE means, at any particular time, the annual rate of interest announced from time to time by Bank of Montreal, main branch, Vancouver, British Columbia as a reference rate then quoted as being in effect on Canadian dollar loans made in Canada to its most creditworthy commercial customers and as to which from time to time a certificate of an officer of such Bank shall be conclusive.

        PRIOR COSTS with respect to a Property means the Expenditures incurred by Minco or Investor at the time incurred but before the date of commencement of commercial production, all stated in United States dollars.

        PROPERTY means a mineral property in China by whatever instrument it may be held and any interest, contractual right or other right to acquire an interest therein and includes an Acquired Property, an Exploration Property and a Development Property.

        PURCHASED SECURITIES means the Units, comprised of common shares and warrants, to be issued to the Investors pursuant to Section 3.1 hereof.

        REQUISITE APPROVALS means the approvals of stock exchanges and other regulatory authorities having jurisdiction to review and grant approval of the transactions contemplated by this Agreement.

        SECOND RECOVERY DATE means the date on which the last of Minco and the Investors recovers its Prior Costs from Net Proceeds.

        UNDERLYING AGREEMENT means any agreement in existence at the date hereof, or that comes into existence after the date hereof, entitling Minco to acquire an NCI in respect of an Acquired Property.

        UNIT means one unissued common share of Minco together with one fifth (1/5) of a share purchase warrant, one full warrant entitling the holder thereof to purchase one additional common share of Minco pursuant to the terms of the Subscription Agreement attached hereto as Schedule I.

INTERPRETATION

1.2 For all purposes of this Agreement, except as otherwise expressly provided or as the context otherwise requires:

        (a) "THIS AGREEMENT" means this agreement as from time to time supplemented or amended by one or more agreements entered into pursuant to the applicable provisions of this Agreement together with all schedules and other attachments to it;

        (b) the headings are for convenience only and shall not be used to interpret this Agreement;

        (c) the word "INCLUDING", when following any general term or statement, is not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting the general term or statement to refer to all other items or matters that could reasonably fall within the broadest possible scope of the general term or statement;

        (d) an accounting term not otherwise defined herein has the meaning assigned to it, and every calculation to be made hereunder is to be made, in accordance with generally accepted accounting principles in Canada;

        (e) except where otherwise stated, all references to currency mean United States currency;

        (f) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time and any statute or regulation that supplements or supersedes such statute or regulations;

        (g) a reference to a Part means a Part of this Agreement and the symbol "Section " followed by a number or some combination of numbers and letters refers to the provision of this Agreement so designated and the symbol "Section" followed by a letter within a provision refers to a clause within such provision;

        (h) a reference to a person includes a successor to that person;

        (i) words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals and vice versa;

        (j) a reference to "APPROVAL", "AUTHORIZATION"or "CONSENT" means written approval, authorization or consent; and

        (k) references to payments to be made by certified cheque will be deemed to contemplate payment by certified cheque drawn on, or bank draft issued by, a Canadian chartered bank, payable at par in Vancouver, British Columbia and payable to the party entitled to receive payment or its counsel, in trust.

SCHEDULES

1.3 The following schedules are incorporated into this Agreement by reference:

Schedule     Description                                            Reference
---------    ------------------------------------------------  -----------------

    A        Capital of Minco  Acquire Securities              Section 2.3(f)
    B        Right to aquire Interests in NCI's or
              Properties of Minco                              Section 2.3(f)
    C        Minco's Financial Statements                      Section 2.3(n)

Schedule     Description                                          Reference
---------    ----------------------------------------------  -----------------

    D        List and Descrrlying Agreements                 Section 2.3(m)
    E        Form of Consent and Waiver                      Section 2.4(c)(ii)
    F        Minco's Material Liabilities
    G        Terms of Joint Venture                          Section 6.20
    H        Net Smelter Return Royalty                      Section 6.22
    I        Purchased SecuSection 3.1 ription Agreement

GOVERNING LAW

1.4 This Agreement shall be construed and governed by the laws in force in the Province of British Columbia and the courts of said Province shall have exclusive jurisdiction to hear and determine all disputes arising hereunder. Each Party irrevocably attorns to the jurisdiction of said courts and consents to the commencement of proceedings in such courts. This paragraph shall not be construed to affect the rights of a Party to enforce a judgment or award outside the said Province, including the right to record or enforce a judgment or award in any jurisdiction in which the Property is situated.

SEVERABILITY

1.5 If any provision of this Agreement is or shall become illegal, invalid or unenforceable, in whole or in part, the remaining provisions shall nevertheless be and remain valid and subsisting and the said remaining provisions shall be construed as if this Agreement had been executed without the illegal, invalid or unenforceable portion.

                                     PART 2
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

REPRESENTATIONS AND WARRANTIES OF TECK

2.1 Teck represents and warrants to Minco, as representations and warranties on which Minco has relied in entering into this Agreement and which will survive the execution hereof, that: (a) Teck is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement; (b) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby or thereby contemplated, violate or result in the breach of its constating documents; (c) this

Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of Teck enforceable against it in accordance with its terms; and (d) Teck is acquiring the Purchased Securities as principal.

REPRESENTATIONS AND WARRANTIES OF COMINCO

2.2 Cominco represents and warrants to Minco, as representations and warranties on which Minco has relied in entering into this Agreement and which will survive the execution hereof, that:

        (a) Cominco is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction and has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

        (b) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby or thereby contemplated, violate or result in the breach of its constating documents;

        (c) this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of Cominco enforceable against it in accordance with its terms; and

        (d) Cominco is acquiring the Purchased Securities as principal.

 REPRESENTATIONS AND WARRANTIES OF MINCO

2.3 Minco represents and warrants to each of Teck and Cominco, as representations and warranties upon which Teck and Cominco have relied in entering into this Agreement, which will be true at the Closing of the purchase of the Purchased Securities and which will survive the execution hereof, that:

        (a) it is a corporation duly organized and validly subsisting under the laws of British Columbia and has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to in or contemplated by, this Agreement;

        (b) neither the execution and delivery of this Agreement nor any of the agreements referred to herein or contemplated hereby, nor the consummation of the transactions hereby or thereby contemplated, (i) violate or result in the breach of its constating documents or (ii) conflict with, result in the breach of or accelerate the performance required by any agreement to which it is a party;

        (c) no proceedings are pending for and Minco is unaware of any basis for the institution of any proceedings leading to the dissolution or winding-up of Minco or the placing of it into bankruptcy or subject to any other laws governing the affairs of insolvent persons;

        (d) Schedule A accurately sets out the authorized and issued capital of Minco;

        (e) this Agreement has been duly executed and delivered by, and constitutes a legal, valid and binding obligation of Minco enforceable against it in accordance with its terms;

        (f) no person, other than the Investors or as set out in Schedules A and B, has any right, agreement or option, present or future, contingent or absolute or any right capable of becoming a right, agreement or option

               (i) to require Minco to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable into shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital, (ii) for the issue or allotment of any of the authorized but unissued shares in its capital, (iii) to require Minco to create any additional shares in its capital, (iv) to require Minco to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital, (v) to require Minco to distribute any or all of its assets, or to declare any dividends, (vi) for the purchase of any assets or the acquisition of any interest in a Property or an NCI, or (vii) to purchase or otherwise acquire any securities of Minco;

        (g) no finder's fees, commission or financial services fees of any type whatsoever are payable by Minco in connection with the transactions contemplated by this Agreement except as will be disclosed to and agreed by the Investors prior to the Closing Date, such agreement not to be unreasonably withheld, and not to exceed the regulatory maximum permitted;

        (h) the financial statements of Minco as at and for the financial year ended December 31, 1995 attached as Schedule C present fairly, in all material respects, the financial position of Minco as at December 31, 1995 and the results of operations and the changes in financial position for the year then ended in accordance with Canadian generally accepted accounting principles applied on a consistent basis and do not omit to state any material fact that is required by generally accepted accounting principles or by applicable law to be stated or reflected therein or which is necessary to make the statements contained therein not misleading and there has been no material adverse change in the financial affairs of Minco;

        (i) since the end of its most recently completed fiscal year, Minco has carried on its business in the ordinary and normal course of the routine daily affairs of such business. Since such date, there has been no material change in the business, operations, affairs or conditions of Minco, financial or otherwise, including any change arising as a result of any legislative or regulatory change, modification, revocation or suspension of any material license or right to do business, fire, explosion, accident, casualty, labour trouble, flood, drought, riot, storm, expropriation, condemnation, act of God or otherwise, except changes occurring in the ordinary course of the routine daily affairs of business, which changes have not materially adversely affected the organization, business, properties, prospects or financial condition of Minco;

        (j) no order prohibiting the issue and sale or resale of securities by Minco has been issued and no proceedings for this purpose have been instituted, are pending, or, to the knowledge of Minco contemplated or threatened;

        (k) this Agreement and any statement furnished to Teck and Cominco by or on behalf of Minco do not contain and will not contain any untrue statement of material fact or omit or will omit to state a material fact necessary to make the statements contained herein or therein not misleading;

        (l) all taxes, assessments, levies and other amounts, the non-payment of which could affect Minco's ownership interest or title to an NCI or Acquired Property, will have been duly paid, withheld or collected before the Closing Date; provided, however, that none of the foregoing need be paid while the same is being contested in good faith by appropriate proceedings diligently conducted;

        (m) Schedule D contains a complete list of all Underlying Agreements at the date hereof;

        (n) Minco owns, at the date hereof, the NCI's or has rights to acquire an NCI in Properties as set out in the Underlying Agreements on Schedule D and has the right to acquire NCI's in China;

         (o) there are no material liabilities, contingent or otherwise, of Minco which are not disclosed in Schedule "F" attached hereto and Minco has not guaranteed, or agreed to guarantee, any debt, liability or other obligation of any person, firm or corporation other than as described in Schedule "F";

        (p) no person, other than PCR, or as set out in Schedule "A", has any right, agreement, or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option:

                (i) to require Minco to issue any further or other shares in its capital or any security or other instrument convertible or exchangeable into shares in its capital, or to convert or exchange any security or other instrument into, with or for shares in its capital; (ii) for the issue or allotment of any of the authorized but unissued shares in its capital; (iii) to require Minco to create any additional shares in its capital; (iv) to require Minco to purchase, redeem, or otherwise acquire any of the issued and outstanding shares in its capital; (v) to require Minco to distribute any or all of its assets, or to declare any dividends; (vi) for the purchase of any assets or the acquisition or any interest in a Property, or an NCI; or (vii) to purchase or otherwise acquire any securities or Minco;

        (q) the Purchased Securities to be issued to the Investors pursuant to the provisions of paragraph 3, when issued, will be validly issued as fully paid and non-assessable and will be free of all resale restrictions other than the one-year hold period imposed by the Act;

        (r) Minco is not indebted to any affiliate or director or officer of Minco other than is set out in the financial statements attached hereto as Schedule "C";

        (s) no dividends or other distribution of any shares in the capital of Minco have been made, declared or authorized;

        (t) there is no basis for and there are no actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of Minco threatened against or affecting Minco at law or in equity or before or by any governmental agency or authority having jurisdiction; and

        (u) the performance of this Agreement will not be in violation of the constating documents of Minco or of any agreement to which Minco is a party and will not give any person or company any right to terminate or cancel any agreement or any right enjoyed by Minco and will not result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favour of a third party upon or against the assets of Minco.

COVENANTS OF MINCO
2.4  Minco covenants with Teck and Cominco that:

        (a) until the Closing, each Investor and its counsel and other advisors and representatives will be entitled to have full access during normal business hours to all records relating to Minco, all Affiliates of Minco and their businesses and Minco will furnish or cause to be furnished to each Investor and its representatives all data and information concerning the business, finances, operations and properties of and all Affiliates of Minco that may reasonably be requested and will provide on a timely basis such written consents as may be requested by Teck or Cominco for the purpose of due diligence searches;

        (b) all representations, warranties, covenants and agreements of Minco set forth in this Agreement and in any written statements delivered under this Agreement will be true and correct as at the Closing Date as if made on that date and all representations and warranties will survive the Closing and the transactions contemplated hereby and any investigations made at any time with respect thereto without limitation;

        (c) during the Earn-In Period (i) Minco will promptly provide each Investor with a copy of each Underlying Agreement negotiated or entered into after the date hereof, (ii) Minco will use its best efforts to cause each optionor, joint venturer or co-owner under an Underlying Agreement or co-ownership agreement to which Minco is or may become party to execute the form of consent and waiver attached hereto as Schedule E and will keep each Investor informed of its progress in obtaining such consents and waivers, (iii) Minco will not, without the Designated Investor's prior written consent (such consent not to be unreasonably withheld), agree to amend any Underlying Agreement in a manner that may materially adversely affect the Investors, and (iv) Minco will use its best efforts to secure, as part of any Underlying Agreement entered into, the right for Minco to provide management and direction of, and to

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operate,  programs of work on the subject Acquired Property,  and (v) Minco will consult with the Investors with respect to work programs for each Acquired Property and budgets for each Acquired Property and will provide the Designated Investor with such information concerning each Acquired Property and the activities on or in respect thereof and the results of such activities as the Investors may from time to time reasonably request; and

        (d) following the Earn-In Period, Minco will not, with respect to the Properties on which the Investors have exercised their Earn-In Rights, without the Designated Investor's prior written consent (such consent not to be unreasonably withheld), agree to amend any Underlying Agreement in a manner that may materially adversely affect the Investors.

COVENANTS OF TECK 2.5 Teck covenants with Minco that:

        (a) all representations, warranties, covenants and agreements of Teck set forth in this Agreement and in any written statement delivered by Teck under this Agreement will be true and correct as at the Closing Date as if made on that date and all representations and warranties will survive the Closing and the transactions contemplated hereby and any investigations made at any time with respect thereto without limitation;

        (b) it will at all times and from time to time cooperate with each other Party in order to give full effect to this Agreement and in order to assist and expedite the performance by each Party of all or any of the provisions herein contained and, in particular, execute under its corporate seal or otherwise and deliver all such instruments, deeds, mortgages, assignments and other documents and cause all such corporate acts to be duly, expeditiously and validly done as the Parties may reasonably require in accordance with the provisions hereof;

        (c) subject to Section 2.8, it will use all reasonable efforts to ensure that the Investors do not collectively own more than 20% of the issued and outstanding common shares of Minco; and

        (d) Teck will give notice to Minco immediately following each sale of Purchased Securities and upon becoming aware that the Investors shareholding has fallen below the Minimum Percentage.

COVENANTS OF COMINCO 2.6 Cominco covenants with Minco that:

        (a) all representations, warranties, covenants and agreements of Cominco set forth in this Agreement and in any written statement delivered by Cominco under this Agreement will be true and correct as at the Closing Date as if made on that date and all representations and warranties will survive the Closing and the transactions contemplated hereby and any investigations made at any time with respect thereto without limitation;

        (b) it will at all times and from time to time cooperate with each other Party in order to give full effect to this Agreement and in order to assist and expedite the performance by each party of all or any of the provisions herein contained and, in particular, execute under its corporate seal or otherwise and deliver all such instruments, deeds, mortgages, assignments and other documents and cause all such corporate acts to be duly, expeditiously and validly done as the Parties may reasonably require in accordance with the provisions hereof;

        (c) subject to Section 2.8, it will use all reasonable efforts to ensure that the Investors do not collectively own more than 20% of the issued and outstanding common shares of Minco; and

        (d) Cominco will give notice to Minco immediately following each sale of Purchased Securities and upon becoming aware that the Investors shareholding has fallen below the Minimum Percentage.

SURVIVAL

2.7 The representations, warranties, covenants, agreements and conditions hereinbefore set out are conditions on which the Parties have relied in entering into this Agreement, shall survive the acquisition by an Investor of any interest in a Property and related assets hereunder and shall be unaffected by any due diligence undertaken by and Investor in respect of this Agreement and each Party will indemnify and save the other harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made bv them and contained in this Agreement (including lawyer's fees and disbursements).

LIMITATION

2.8 The restriction as to investment level set out in Sections 2.5(c) and 2.6(c) ceases to apply on the earliest to occur of the following events:

        (a) a significant change of control of Minco, of which Minco hereby agrees to give the Investors immediate notice upon becoming aware of the occurrence of the change, provided that Minco shall give the Investors at least five clear trading days prior notice of its intention to sell any common shares or securities convertible into Common Shares which would or are likely to result in a change of control of Minco, as the case may be;

        (b) except where such reduction occurs as a result of dispositions by an Investor, the combined interests of the Investors and Ken Cai (whether directly or indirectly through PCR and whether by ownership, control of or direction over) in Common Shares falling below 25%;

        (c) any reconstitution of management of Minco that results in Ken Cai not being part of management;

        (d) a Person (by itself or together with its Affiliates) or two or more Persons acting jointly and in concert with each other acquiring more than 10% of the outstanding shares of Minco;

        (e) a takeover bid of which Minco is the offeree; provided that if a takeover bid or any competing takeover bid is not successful according to its terms, the restriction set out in Section 2.5(c) and Section 2.6(c) shall continue to apply; and

        (f) Minco offering more than 5% of any particular share offering to a Person who is engaged in the business of mineral exploration, mining, smelting or refining.

PART 3 INVESTMENT IN PCR AND GRANT OF RIGHTS ISSUE OF SHARES AND
GRANT OF RIGHTS

3.1 Relying upon the representations contained herein, in consideration of the investment by the Investors, and subject to the terms and conditions hereof, Minco hereby:

        (a) agrees to issue and deliver to each Investor, upon receipt of $500,000 Canadian from such Investor, 625,000 Units pursuant to the terms of the Subscription Agreement attached hereto as Schedule I; and

        (b) grants to each Investor, until such time, if any, as the Investors first cease to collectively own the Minimum Percentage:

               (i) the joint right to nominate one individual for election as a director of Minco,

              (ii) the Earn-in Rights and preferential purchase rights more particularly described in Parts 6 and 7 and the rights contemplated in Section 2.4(c), and

              (iii) the right to participate in future financings of Minco, as set forth in Part 5, provided that, if the grant to the Investors under this
Section 3.1(b) terminates, the Investors rights under Parts 6 and 7 shall not be affected as they relate to Properties in respect of which the Investors have exercised their Earn-In Rights; however, the Investors' rights under Parts 6 and 7 shall continue as to any unexercised Earn-In Rights until March 1, 2004 regardless of whether the Acquired Properties are held by Minco. In determining whether the Investors have ceased to hold the Minimum Percentage, there shall be excluded from the determination any shares issued as consideration for the acquisition of Properties after the date on which the Investors first acquire Common Shares and any shares issued as performance shares, the result of the exercise of directors' stock or other options or any other shares which are issued in a manner in which the Investors are unable to exercise their rights under Part 5.

3.2 Cominco and Teck each agree to execute and deliver to Minco a Subscription Agreement for the Purchased Securities in the form attached hereto as Schedule I concurrently with execution of this Agreement. Cominco and Teck furthermore acknowledge that they may be required to execute and deliver such other documents as may reasonably be requested by Minco in order to obtain necessary regulatory approval of the transactions herein contemplated and Cominco and Teck hereby agree to execute and deliver any and all such documents forthwith at such request of Minco.

3.3 Subject to Section 5.1 herein, following the execution of this Agreement by both parties, Minco will submit this Agreement to the Exchange and request the acceptance for filing hereof. Thereafter, the parties will diligently pursue obtaining such acceptance for filing and regulatory approval and comply with all reasonable requests of the Exchange in connection therewith, but neither party will, in any event, be liable for failure to obtain such acceptance or approval. Each party will cooperate with the other as reasonably necessary to secure such acceptance for filing and other required approvals.

3.4 Each of Cominco and Teck acknowledges that the Purchased Securities are to be allotted and issued to it hereunder pursuant to exemptions from the registration and prospectus requirements of the Act, and acknowledges, confirms to and covenants with Minco that:

        (a) it will comply with all requirements of applicable securities legislation in connection with the issuance to it of the Shares and the resale of the Shares including, without limitation, entering into the Escrow Agreement if required; and

        (b) it is not entering into this Agreement as result of any material information about the affairs of Minco that, to its knowledge, has not been publicly disclosed.

PART 4 CLOSING TIME AND PLACE OF CLOSING

4.1 The Closing will take place at 11:00 a.m. (Vancouver time) on the Closing Date at Teck's offices in Vancouver, British Columbia or such other place and time as the Parties may agree.

DELIVERIES BY THE INVESTORS
4.2  At the Closing each Investor will, subject to Part 8, deliver to Minco:

          (a) a cheque or bank draft for $500,000 Canadian (being the purchase price for that Investor's Purchased Securities);
          (b) an opinion of counsel, acceptable to Minco, as to the matters set out in Section 4.5;
          (c) a certificate of an officer as to the truth and accuracy of the representations, warranties and covenants of the Investor as at the Closing; and
          (d) such other instruments and documents as are required to be delivered at Closing by the Investor to Minco pursuant to the provisions of this Agreement or as are reasonably required to evidence compliance with the representations, warranties and covenants of the Investor contained herein.

DELIVERIES BY MINCO AT CLOSING

4.3  At the Closing Minco will, subject to Part 8, deliver to each Investor:

          (a) a certificate representing the Purchased Securities registered in the name of the Investor;
          (b) an opinion of counsel acceptable to the Investors as to the matters set out in Section 4.4;
          (c) a certificate of an officer as to the truth and accuracy of the representations, warranties and covenants of Minco as at the Closing; and

          (d) such other instruments and documents as are required to be delivered at Closing by Minco pursuant to the provisions of this Agreement or as are reasonably required to evidence compliance with the representations, warranties and covenants of Minco contained herein.
OPINIONS

4.4 Minco shall deliver at the Closing an opinion of counsel, addressed to each Investor and in a form reasonably satisfactory to the Investor, as to:

          (a) the matters set out in Section 2.3(a), (d), and (e) and, limited as set out in Section 4.6, Section 2.3(b) and (f);
          (b) the valid allotment and issuance of the Purchased Securities to the Investor as fully paid and non-assessable; and
          (c) such other matters as the Investor shall reasonably request. 4.5 Each Investor shall deliver at the Closing an opinion of counsel, addressed to PCR and in a form reasonably satisfactory to Minco, as to: (a) in the case of Teck, the matters set out in Section 2.1(a) and (b); (b) in the case of Cominco, the matters set out in Section 2.2(a) and (b); and (c) such other matters as Minco shall reasonably request. 4.6 In giving the opinion regarding matters set out in Section 2.3(b)(ii) and 2.3(f) counsel may state that such counsel has no actual knowledge of any such agreement or right.

        PART 5 GRANT OF SUBSCRIPTION RIGHTS TO INVESTORS RIGHT TO
SUBSCRIBE 5.1 Minco hereby grants to each Investor the right to purchase equity securities of Minco or securities convertible into equity securities of Minco (such equity securities and securities convertible into equity securities being referred to as "Securities") from time to time, in the circumstances and manner set out below. 5.2 If Minco intends to allot any Securities (for any purpose including raising working capital generally or to cover its share of program costs in respect of a Property), it shall first offer to sell, free of fees, brokerage or commissions, such number of the Securities to the Investors to ensure that the Investors' aggregate percentage ownership of issued and outstanding Securities of Minco will remain unchanged after giving effect to the allotment. 5.3 The offer shall be made in writing and shall specify any conditions to the offer; the price per offered Security; and that if an Investor does not, within the time stipulated (which shall not be less than 10 days nor more than 30 days), elect in writing to exercise the option hereunder with respect to the offered Securities (in whole or in part), that Investor will be deemed to have elected not to exercise the option as to the offered Securities. 22 - 22 - 5.4 The purchase of Securities hereunder by the Investors shall be completed contemporaneously with the purchase of Securities by all other persons. The Investors may determine, as between themselves, to acquire all or part of the offered Securities. Unless otherwise indicated by the Investors, if both accept the offer they shall be deemed to be purchasing the offered Securities in equal proportions. 5.5 After the expiry of the time stipulated in the offer, or on receipt of written confirmation from both Investors that they elect not to exercise the option with respect thereto, Minco may for 180 days thereafter offer the remaining Securities to the persons and in the manner it thinks most beneficial, but the offer to those persons shall not be at a price less than, or on terms less favourable to Minco than the offer to the Investors.
5.6 At such time, if any, as the Investors' first cease to collectively own the Minimum Percentage, the right to purchase securities as set out in this Part 5 will immediately terminate.

        PART 6 MATTERS AFFECTING PROPERTIES PROPERTIES TO BE GOVERNED HEREBY 6.1 If, prior to March 1, 2004, Minco identifies an Acquired Property of merit in respect of which Minco has acquired or may acquire an NCI which it believes may be of interest to the Investors, Minco, and all persons acting on its behalf, shall deliver a notice to the Investors, providing reasonable details regarding the Property, the NCI and the Underlying Agreement and requesting the Investors to determine whether such Acquired Property is one that should be governed by this Agreement. The Investors shall notify Minco in writing within 15 days after receipt of Minco's notice of their determination. The Investors Earn-In Rights under this Part 6 shall not be limited as to time but may only be exercised on those Acquired Properties which are held subject to this Agreement on or prior to March 1, 2004. 6.2 If the Investors determine that such Acquired Property is not one that should be governed by this Agreement, Minco will be free to deal with that Acquired Property as it sees fit and that Acquired Property shall thereafter not be subject to this Agreement. Failure by the Investors to notify Minco of their determination within the time limit in Section 6.1 will be deemed to be a determination that the Acquired Property should not be governed by this Agreement. 6.3 If the Investors determine that the Acquired Property is to be governed by this Agreement, they shall either sign a separate confidentiality agreement relating to the particular Property or shall add the Property to the schedule of properties governed by the current Confidentiality Agreements. Thereafter Minco will make all data in its 23 - 23 - possession or control available to the Investors and will, if requested to do so by the Investors and subject to limits imposed by the relevant Governmental Authority, arrange for site visits at the earliest reasonable time and within such time periods that will allow the Investors adequate time for evaluating the Property. The Investors shall be responsible for their own costs in connection with such site visits and such other costs as may have been agreed by the Investors in advance of the site visit.

        CATEGORIZATION OF EXPLORATION OR DEVELOPMENT PROPERTY 6.4 On the earlier of 15 days after receipt of Minco's notice under Section 6.1, if the Investors have already completed a site visit, or within 30 days of completion of a site visit as contemplated in Section 6.3, the Investors shall deliver a notice to Minco indicating whether the Acquired Property should be categorized as: (a) an Exploration Property, in which case Section 6.5 to Section 6.13 will govern; or (b) a Development Property, in which case Section 6.14 to Section
6.21 will govern. Failure by the Investors to notify Minco of their election within the above time limit will be deemed to be an election to categorize the Acquired Property as an Exploration Property.

        THIRD PARTY DEALINGS PRIOR TO EARN-IN 6.5 All dealings by Minco with respect to an Acquired Property before the Investors have exercised their Earn-In Rights on two Properties shall be subject to the Investors' Earn-In Rights and any Person who acquires an Interest in an Acquired Property prior thereto shall hold that Interest subject to the Investors' Earn-In Rights and, following such acquisition, this Agreement shall apply mutatis mutandis to that Person and the Interest which it has acquired so that the Person and Minco shall enjoy the rights and benefits flowing from the Investors and shall be subject to the same duties and obligations to the Investors pro rata their respective Interests.

        EARN-IN RIGHTS GENERALLY 6.6 Under the Teck-Cominco-PCR Agreement, the Investors have the right to earn an Interest in an aggregate of two NCIs held by PCR or Minco. The Investors' right to earn an Interest (the "Earn-In Rights") regarding NCI's held by Minco are exercisable in the manner set out either in
Section 6.8 or Section 6.14. Promptly upon the Investors exercising an earn-in right under the Teck-Cominco-PCR Agreement, the Investors shall give notice to Minco. After the Investors have exercised their earn-in rights under the Teck-Cominco-PCR Agreement or their Earn-in Rights under this Agreement as to an aggregate of two Acquired Properties, the Earn-In Rights will terminate and the provisions of Section 6.1 through Section 6.21 will cease to apply to the Parties. 24 - 24

        EXPLORATION PROPERTIES GENERALLY 6.7 An Acquired Property that has been categorized by the Investors as an Exploration Property will form part of the general assets of Minco, but will remain subject to the terms of this Agreement, and in particular: (a) all dealings with such Property by Minco before the production of a Preliminary Feasibility Report relating thereto will be subject to the Earn-in Rights of the Investors set out more particularly in Section 6.8.
(b) Minco may, but is not obligated to, per-form additional work on the Property; (c) all Preliminary Feasibility Reports shall be presented and delivered to the Investors, forthwith upon completion or receipt by Minco, at a meeting to be held at a mutually convenient time and place and called by Minco on at least 30 days notice to the Investors; (d) if less than $1,000,000 in Expenditures have been incurred by Minco in connection with the Exploration Property, Minco may elect to abandon the Property or allow contractual rights to expire without the consent of the Investors but will provide notice of such event to the Investors; and (e) if Minco has incurred Expenditures of $1,000,000 or more and wishes to abandon the Exploration Property or allow contractual fights to expire, it shall first give 30 days notice to the Investors of such intent and if the Investors request Minco not to abandon the Property or to allow the contractual rights to expire, the Investors shall, subject to the applicable Underlying Agreement and approval of the relevant Governmental
Authority, assume the obligations of Minco with respect to such contractual rights.

        EARN-IN RIGHT ON EXPLORATION PROPERTIES 6.8 Subject to existing requirements under any applicable Underlying Agreement, the Investors will have a right to earn a 51% Interest in respect of an Exploration Property and will have the further joint right to become the operator of programs on such Exploration Property, by (a) completing, at their sole cost as between the Parties, a Final Feasibility Report with respect to the Exploration Property, and (b) arranging for, and giving notice as contemplated in Section 6.12 of, funding (by equity, debt or a combination thereof) of all costs which are required to be provided by the Parties in respect of the NCI to bring the Property into commercial production as contemplated in a Final Feasibility Report. 25 - 25 - 6.9 The Earn-In Rights are exercisable with respect to an Exploration Property in respect of which the Investors give Minco an Exercise Notice prior to the 30th day after the date of the meeting contemplated in
Section 6.7(c). Failing delivery of an Exercise Notice within the 30 days aforesaid, the Investors shall be deemed to have elected that the Exploration Property be released from their Earn-In Rights and that Property shall thereafter not be subject to this Agreement.

        EARNING AN INTEREST - EXPLORATION PROPERTY 6.10 Where the Investors have delivered an Exercise Notice as contemplated in Section 6.9, the Investors will thereafter have the right to design and implement such programs of work to be conducted on the Exploration Property as, in their sole discretion, they consider necessary to complete a Final Feasibility Report with respect thereto and will earn the Interest in accordance with the following provisions. 6.11 The Investors shall complete the Final Feasibility Report contemplated in Section
6.10 without undue delay and within such time limits as are imposed by the applicable Underlying Agreement. The Investors shall present and deliver to Minco a copy of the Final Feasibility Report, forthwith upon completion or receipt by the Investors, at a meeting to be held at a mutually convenient time and place and called by the Investors on at least 30 days notice to Minco. At the meeting or by separate notice the Investors will indicate by notice whether:
(a) they consider the Final Feasibility Report to be positive and bankable and they intend to seek funding necessary to bring the mine into commercial production as contemplated in the Final Feasibility Report, in which case
Section 6.12 shall apply; (b) they consider the Final Feasibility Report to be otherwise positive and bankable, but that it is not prudent to proceed at that time for reasons or as a result of conditions which they shall itemize at that time; in which case Section 6.13 shall apply; or (c) they no longer wish to retain their Earn-In Rights with respect to that Exploration Property, in which case that Property shall cease to be subject to this Agreement. Notwithstanding the foregoing, the Investors may, at any time prior to completion of a Final Feasibility Report, give notice to Minco that they are abandoning the completion of the Final Feasibility Report and that they no longer wish to retain their Earn-In Rights with respect to that Exploration Property, in which case that Property shall cease to be subject to this Agreement. The Investors will, promptly following the abandonment, provide Minco, on a without-warranty basis, with copies of all factual information and data held or developed by the Investors as part of their Final Feasibility 26 - 26 - Report work which the Investors are not precluded from providing as a result of confidentiality obligations to third parties. 6.12 If the Investors give notice under Section 6.11(a), the Investors shall have 180 days from the date of delivery of the notice to Minco under Section 6.11(a) to obtain (by equity and commitments from a bank or other third party for financing) 100% of the funds necessary for the program contemplated by the Final Feasibility Report which are required to be provided by the Parties in respect of the NCI. Upon the delivery of a Commitment Notice by the Investors to Minco that the required funds are available: (a) the Investors shall have earned an undivided 51% Interest provided always that if the applicable Underlying Agreement provides that Minco must complete the programs before an Interest is earned, the Investors shall earn their Interest at the same time as Minco; and (b) upon the Interest having been earned, the

Investors shall have exercised an Earn-In Right. 6.13 If the Investors give notice of deferral under Section 6.11(b), the Investors may, where possible in accordance with the Underlying Agreement, defer delivery of a Commitment Notice from time to time until, in their view, the subject Property could be placed into commercial production and such deferral shall not prejudice the rights of the Investors hereunder. If the Investors elect to defer commencement of programs contemplated in the Final Feasibility Report under such circumstances, they shall update the Final Feasibility Report annually and deliver the results of such update to Minco together with an indication whether they are continuing to defer a decision to commence with the programs.

        EARN-IN RIGHT ON DEVELOPMENT PROPERTIES 6.14 Subject to existing requirements under any applicable Underlying Agreement, the Investors will have a right to earn a 70% Interest in respect of a Development Property and will have the further joint right to become the operator of programs on such Development Property, by (a) completing, at their sole cost as between the Investors, such exploration work or other activities as may be necessary after its categorization as a Development Property under Section 6.4 and a Final Feasibility Report with respect to the Development Property, and (b) arranging for, and giving notice as contemplated in Section 6.17 of, funding (by equity, debt or a combination thereof) 70% of the costs which are required to be provided by the Parties in respect of the NCI to bring the mine into commercial production as contemplated in a Final Feasibility Report (or 70% of such funds as are required for the programs contemplated under the Final Feasibility Report 27 - 27 - where such programs relate to the expansion of an existing or currently operating mine).

        EARNING AN INTEREST - DEVELOPMENT PROPERTY 6.15 Where under Section 6.4(b) the Investors have categorized the Acquired Property as a Development Property, the Investors will thereafter have the right to design and implement such programs of work to be conducted on the Property as, in their sole discretion, they consider necessary to complete a Final Feasibility Report with respect thereto and will earn their Interest in accordance with the following provisions. 6.16 The Investors shall complete the Final Feasibility Report contemplated in Section 6.15 without undue delay and within such time limits as are imposed by the applicable Underlying Agreement. The Investors shall present and deliver to Minco a copy of the Final Feasibility Report, forthwith upon completion or receipt by the Investors, at a meeting to be held at a mutually convenient time and place and called by the Investors on at least 30 days notice to Minco. At the meeting or by separate notice the Investors will indicate by notice whether: (a) they consider the Final Feasibility Report to be positive and bankable and they intend to seek funding necessary to bring the mine into commercial production as contemplated in the Final Feasibility Report, in which case Section 6.17 shall apply; (b) they consider the Final Feasibility Report to be otherwise positive and bankable, but that it is not prudent to proceed at that time for reasons or as a result of conditions which they shall itemize at that time; in which case Section 6.18 shall apply; or (c) they no longer wish to retain their Earn-In Rights with respect to that Property, in which case that Property shall cease to be subject to this Agreement. Notwithstanding the foregoing, the Investors may, at any time prior to completion of a Final Feasibility Report, give notice to Minco that they are abandoning the completion of the Final Feasibility Report and that they no longer wish to retain their

Earn-In Rights with respect to that Property, in which case that Property shall cease to be subject to this Agreement. The Investors will, promptly following the abandonment, provide Minco, on a without-warranty basis, with copies of all factual information and data held or developed by the Investors as part of their Final Feasibility Report work which the Investors are not precluded from providing as a result of confidentiality obligations to third parties. 6.17 If the Investors give notice under Section 6.16(a) or Section 6.18, the Investors shall have 180 days from the date of delivery of the notice to Minco under
Section 6.16(a) or Section 6.18 to obtain (by equity and commitments from a bank or other third party for financing) 28 - 28 - 70% of the funds necessary for the program contemplated by the Final Feasibility Report which are required to be provided by the Parties in respect of the NCI. Upon delivery of a Commitment Notice by the Investors to Minco that the required funds are available: (a) the Investors shall have earned an undivided 70% Interest, provided always that if the applicable Underlying Agreement provides that Minco must complete the programs before an Interest is earned, the Investors shall earn their Interest at the same time as Minco; and (b) upon the Interest having been earned, the Investors will have exercised an Earn-In Right. 6.18 If the Investors give notice of deferral under Section 6.16(b), the Investors may, where possible in accordance with the Underlying Agreement, defer delivery of a Commitment Notice from time to time until, in their view, the subject Property could be placed into commercial production and such deferral shall not prejudice the rights of the Investors hereunder. If the Investors elect to defer commencement of programs contemplated in the Final Feasibility Report under such circumstances, they shall update the Final Feasibility Report annually and deliver the results of such update to Minco together with an indication whether they are continuing to defer a decision to commence with the programs. The Investors may, at any time during the deferral, give notice to Minco that conditions upon which the deferral has been based have been overcome and they consider the Final Feasibility Report to be positive and bankable and they intend to seek funding necessary to bring the mine into commercial production as contemplated in the Final Feasibility Report, in which case Section 6.17 shall apply to the Investors and Section 6.19 to Section 6.21 will apply to Minco. 6.19 The Investors will be entitled to include in the terms of any bank or third party commitment for financing a condition precedent that Minco will provide the remaining 30% of the funds necessary for the programs of work which are required to be provided by the Parties in respect of the NCI. 6.20 If Minco is unable, during the 180-day period referred to in Section 6.17, to deliver a Commitment Notice for its 30% of the required funds the Investors can either: (a) notify Minco that the production programs will be postponed; or (b) elect to arrange for or provide such remaining funds as are necessary for the programs contemplated by the Final Feasibility Report, in which case Minco's Interest will be diluted in accordance with the dilution formula set out in the Terms of Joint Venture annexed as Schedule F hereto. 6.21 If the Investors elect under
Section 6.20 to postpone the production programs, Minco and Investor shall maintain their respective interests in the Property. The Investors shall update the Final Feasibility Report annually and may, at any time, elect 29 - 29 - to proceed with the production program contained therein. In such case, the Investors will give notice in writing to Minco and Minco will thereafter have 180 days within which to arrange for financing of its share of funds required for the production programs. If after the expiry of such time Minco cannot deliver a Financing Notice for its share of funds, the Investors will be entitled to provide the balance of such funds for the production programs and the interest of Minco will be diluted in accordance with the dilution formula set out in the Terms of Joint Venture annexed as Schedule F hereto.

        JOINT VENTURE 6.22 As promptly as practicable after the Closing Date, the Parties shall settle the form of Joint Venture Agreement relating to Properties, which Joint Venture Agreement shall include at least the terms set out on Schedule G, including a provision that if Minco's Interest is diluted to 10% its Interest will be converted to a 1% Net Smelter Return Royalty, as defined in Schedule H, from that share of production from a mine on the Property which is taken in kind or attributable to the Interests held by the Parties. Notwithstanding actual Expenditures of Minco, Minco's initial contribution for a Development Property for the purposes of calculating dilution shall be deemed to be such amount that is equal to 3/7 of Investors' Costs (see Schedule F) at the time of Commitment Notice. Each Property for which the Investors have exercised an Earn-In Right will be governed by its own separate Joint Venture Agreement.

        COST RECOVERY - DEVELOPMENT PROPERTY 6.23 With respect to a
Development Property, Net Proceeds shall be distributed as follows: (a) firstly 100% to repay any third party project financing; (b) secondly, 100% to repay any project financing contributed by the Parties as between the Parties in proportion to their percentage contribution level to the project financing; (c) thirdly, to repay any Prior Costs, excluding deemed costs, prior to the date of the Investors' Commitment Notice; and (d) finally, to the Parties in proportion to their respective Interests.

        COST RECOVERY - EXPLORATION PROPERTY 6.24 With respect to an Exploration Property, Net Proceeds shall be distributed as follows: (a) firstly 100% to repay any third party project financing; 30 - 30 - (b) secondly, until the First Recovery Date, 75% to the Investors in respect of their Prior Costs, excluding deemed costs (in proportion to their respective Interests as between them) and 25% to Minco in respect of its Prior Costs, excluding deemed costs, plus interest at Prime Rate plus 2%, calculated in each case from the date on which the said Prior Costs were paid; (c) thirdly, until the Second Recovery Date, 100% to the Party that has not yet recovered its Prior Costs, excluding deemed costs, plus interest at the Prime Rate plus 2%, calculated from the date on which such said Prior Costs were paid; and (d) finally, to the Parties in proportion to their respective Interests.

        MINCO CONSULTING SERVICES 6.25 Where Minco can demonstrate that its current employees have the required expertise and provided that the contract price is within the standard range in the industry for arms length engagements, such Party shall be entitled to offer its consulting services to any other Party hereto. The Investors may require Minco to render consulting services, so long as the renumeration for such services is within the standard range in the industry.

        PART 7 ASSIGNMENTS AND PREFERENTIAL RIGHTS OF PURCHASE
ASSIGNMENTS 7.1 No Party may assign any right, benefit or interest in this Agreement or an NCI in respect of which the Investors have exercised their rights under Part 6 without the prior written consent of the other Parties and any purported assignment without such compliance will be void except: (a) such assignment is permitted if it occurs in accordance with Part 6; (b) an Investor may, at any time, assign all or any part of its interest to an Affiliate so long as such Affiliate agrees to be bound by the terms of this Agreement and to retransfer the interest prior to ceasing to be an Affiliate of such Investor;
(c)  Minco  may  assign  all  or any  part  of its  interest  to a  wholly-owned subsidiary of Minco so long as such entity agrees to be bound by the terms of this Agreement and to retransfer the interest prior to ceasing to be a wholly-owned subsidiary; 31 - 31 - (d) Minco may assign all or any part of its Interest to the Investors or to PCR; (e) the Investors may freely assign Interests as between them; and (f) such assignment is permitted if it occurs in accordance with Section 7.2 through 7.6. 7.2 Subject to Section 7.7 and to existing requirements under any applicable Underlying Agreement, after the Earn-In Rights contained in Section 6.6 and 6.7 have been exercised (by either or both Investors) with respect to an aggregate of two Properties, if: (a) Minco wishes to dispose of all or a portion of its Interest in a Property; or (b) Minco wishes to accept a legally binding and enforceable offer from a third party to purchase, earn or acquire an Interest; it shall first offer to the
Investors the same opportunity in the manner hereinafter set out. 7.3 Minco shall deliver an offer ("Minco's Offer") to the Investors which shall include at least the following information or documents: (a) a written notice specifying in reasonable detail the Property which is the subject of Minco's Offer, and the NCI in relation thereto; (b) all information in Minco's possession or control relating to the Acquired Property; (c) such preliminary feasibility report (if any and without obligating Minco to produce one) relating to the Acquired Property in the possession or control of Minco; (d) the terms and conditions of Minco's Offer, or a copy of any third party offer contemplated in Section 7.2(b), including the time period for acceptance; and (e) all other information, analysis and data in Minco's possession or control that the Investors may reasonably request or which might reasonably be expected to be useful to them in deciding whether to accept Minco's Offer; and in all cases if the Investors have not previously executed a confidentiality agreement governing the subject Property, upon request of Minco before delivery of the information, they shall do so. 7.4 The Investors shall have 30 days after receipt of Minco's Offer to accept Minco's Offer. Either or both of the Investors may elect in writing to accept such offer 32 - 32 - and where both Investors elect to accept, they shall participate in purchasing, earning or acquiring the Interest in equal proportions unless otherwise agreed between them. Completion of the transaction shall occur on a date agreed among the Parties but not earlier than 60 days after delivery of the acceptance notice. 7.5 If neither Investor accepts Minco's Offer within the time period provided for acceptance, the Investors shall be deemed to have declined the offer and Minco may, for a period of 180 days thereafter, sell or dispose of the Interest to a third party (and where Minco's Offer relates to a specific third party offer to that third party) on the same, or financially equivalent, terms and conditions as set out in Minco's Offer; provided that, with respect to the Properties in which the Investors have exercised their Earn-In Rights, the third party agrees to be bound by this Agreement. If Minco does not complete the acquisition or transaction within the said 180 days, the preferential right of purchase enjoyed by the Investors shall again apply to any proposed disposition. 7.6 If after making an election or earning an Interest under Part 6 an Investor wishes to transfer all of the Interest to a third party other than an Affiliate, it must first offer the Interest to Minco in accordance with the provisions of Section 7.2 to
Section 7.5 and for these purposes "Minco" shall be read to mean the particular Investor and "Investors" shall be read to mean Minco. 7.7 This Part 7 shall cease to apply to Properties, other than the two in respect of which the Investors have exercised their Earn-In Rights, on the earlier of March 1, 2004 and the third anniversary of the date the Investors have exercised their Earn-In Rights on two Properties.

        PART 8 CONDITIONS CONDITIONS TO THE OBLIGATIONS OF TECK AND
COMINCO 8.1 Except as otherwise specifically set forth herein, all obligations of Teck and Cominco under this Agreement are subject to the fulfilment, before or on the Closing Date, of each of the following conditions for the exclusive joint benefit of the Investors, each of which may be waived in whole or in part by the Investors, on or before the Closing Date: (a) all representations and warranties of Minco contained in this Agreement or in any written statement delivered to Teck or Cominco under this Agreement, are true and correct, when made and will be true and correct at the Closing Date; and 33 - 33 - (b) each of the covenants and agreements of, conditions imposed upon and the deliveries set out herein to be made by Minco to be performed, satisfied or complied with on or before the Closing Date has been duly performed, satisfied and complied with in all respects on or before the Closing Date.

        CONDITIONS TO THE OBLIGATIONS OF MINCO 8.2 Except as otherwise specifically set forth herein, all obligations of Minco under this Agreement are subject to the fulfilment, before or on the Closing Date, of each of the following conditions for the exclusive benefit of Minco and each of which may be waived in whole or in part by Minco on or before the Closing Date: (a) receipt of any Requisite Approvals for the transactions contemplated in this Agreement;
(b) all representations and warranties of Teck and Cominco contained in this Agreement, or in any written statement delivered to Minco by Teck or Cominco under this Agreement, are true and correct, when made and will be true and correct on the Closing Date; and (c) each of the covenants, agreements and conditions of Teck and Cominco to be performed, satisfied or complied with on or before the Closing Date pursuant to the terms hereof has been duly performed, satisfied and complied with in all respects on or before the Closing Date.

        PART 9 FORCE MAJEURE FORCE MAJEURE 9.1 Notwithstanding any other provision of this Agreement, a Party's rights and privileges shall not be affected and no liabilities hereunder shall result to that Party, except for monies then due, for any delay in performance or non-performance caused by circumstances beyond the control of the party affected, including but not limited to acts of God, earthquake, fire, flood or the elements, perils of the sea, including any action or threatened action of any nation endangering transport, malicious mischief, riots, strikes, lockouts, boycotts, picketing, labour disturbances, war, compliance with any directive, order or regulation of any governmental authority or representatives thereof acting under claim or colour of authority, accidents, equipment or operational breakdown, shortage or inability to obtain fuel, electric power, raw materials or manufactured products, equipment, containers or transportation, unfavourable economic or political considerations beyond the control of that Party such as, but not limited to foreign exchange controls restricting foreign investment or the return of foreign investment, or 34 - 34 - the currency in which it is payable and restrictions on the export of production or due to any cause beyond that Party's reasonable control whether or not similar to the foregoing.

        NOTICE 9.2 Upon the occurrence of an event of force majeure, the affected Party shall notify the other Parties immediately upon such occurrence and the Parties shall exercise all reasonable efforts and due diligence to eliminate or remedy any event of force majeure or interrupting proponents hereunder (provided that nothing herein contained shall be construed as requiring any party to accede to any demands of workers which it considers unreasonable or to test constitutionality of any law).

        EXTENSION OF TIME 9.3 If an event of force majeure occurs, the time periods during which a Party must satisfy its obligations hereunder will be extended for the same length of time as the event of force majeure continues.

        PART 10 GENERAL PROVISIONS ENTIRE AGREEMENT 10.1 This Agreement constitutes the entire agreement among the Parties and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement other than agreements executed by each of the Parties on or after the date of this Agreement.

        NO OTHER REPRESENTATIONS 10.2 No director, officer, employee or agent of any Party has any authority to make any representation or warranty not contained in this Agreement, and each Party agrees that it has executed this Agreement without reliance upon any such representation or warranty.

        WAIVER AND CONSENT 10.3 No consent or waiver, express or implied, by either Party to or of any breach or default by the other of any or all of its obligations under this Agreement will (a) be valid unless it is in writing and stated to be a consent or waiver pursuant to this Section 10.3; 35 - 35 - (b) be relied on as a consent to or waiver of any other breach or default of the same or any other obligation; (c) constitute a general waiver under this Agreement; or (d) eliminate or modify the need for a specific consent or waiver pursuant to this Section 10.3 in any other or subsequent instance.

        AMENDMENTS 10.4 This Agreement may not be amended except by written document signed by all Parties to this Agreement.

        PRESS RELEASES 10.5 Each Party shall consult with the others prior to issuing any press release or other public statement regarding a Property or the activities of the Parties with respect thereto: (a) during the Earn-In Period in respect of all Acquired Properties; and (b) thereafter in respect of Acquired Properties for which the Investors have exercised the Earn-In Rights. At all times each Party shall obtain prior approval from the other before issuing any press release or public statement using the others' names or the name of any of the others' associated companies or of any of the officers, directors or employees of the others or their associated companies.

        BINDING EFFECT 10.6 This Agreement will enure to the benefit of and be binding upon the respective legal representatives, successors and permitted assigns of the Parties.

        TIME OF ESSENCE 10.7 Time is of the essence in the performance of each obligation under this Agreement.

        FURTHER ASSURANCES 10.8 Each Party will at all times and from time to time cooperate with each other Party in order to give full effect to this Agreement and in order to assist and expedite the performance by each Party of all or any of the provisions herein contained and, in particular, do all acts and things and execute under its corporate seal or 36 - 36 - otherwise and deliver all such instruments, deeds, mortgages, assignments and other documents and cause all such corporate acts to be duly, expeditiously and validly done as the Parties may reasonably require in accordance with the provisions hereof.

        NOTICE 10.9 Every notice, request, demand or direction (each, for the purposes of this Section 10.9, a "notice") to be given pursuant to this Agreement by any Party to another will be in writing and will be delivered or sent by telecopier or other similar form of instantaneous written communication on tangible medium, in each case, addressed as applicable as follows: If to
Minco: 1870 - 401 West Georgia Street  Vancouver,  British Columbia V6B 5A1 Fax:
(604) 688-8030 Attention: Chairman If to Teck at: 600 - 200 Burrard Street Vancouver, British Columbia V6C 3L9 Fax: (604) 687-6100 Attention: Secretary If to Cominco at: 500 - 200 Burrard Street Vancouver, British Columbia V6C 3L7 Fax:
(604) 844-2516 Attention: General Manager, Exploration, International or to such other address as is specified by the particular Party by notice to the other. 37
- 37 -

        DEEMED  RECEIPT 10.10 Any notice  delivered or sent in  accordance  with
Section 10.9 will be deemed to have been given and received: (a) if delivered, on the first Business Day after the day of delivery; and (b) if sent by telecopier or other similar form of instantaneous written communication, on the first Business Day after the day of transmittal.

        TERMINATION 10.11 This Agreement will terminate: (a) upon mutual agreement of the Parties; and (b) at the option of the Investors if any of the events set out in 2.8(b) occurs.

        COUNTERPARTS 10.12 This Agreement may be signed by facsimile and in any number of counterparts and all such counterparts will be taken to comprise a single agreement.

        CONDITIONS PRECEDENT 10.13 This Agreement and the obligations of the Parties are subject to: (a) the execution of a subscription agreement between Minco, Teck and Cominco relating to the Teck-Cominco private placement; and 38 - 38 - (b) acceptance for filing of this Agreement by the Vancouver Stock Exchange on or before March 31, 1996.

         IN WITNESS WHEREOF the Parties have executed this Agreement as of the day and year first above written.

The Common Seal of                            )
MINCO MINING AND METALS                       )
CORPORATION                                   )
was affixed in the presence  of:              )
                                              )
  C/S  /s/illegible                           )
  ---------------------------------           )
Authorized  Signatory                         )
                                              )
  /s/illegible                                )
  ---------------------------------           )
Authorized Signatory                          )
 The Corporate Seal of                        )
 TECK CORPORATION                             )
 was affixed in the  presence  of:            )
                                              )
C/S  /s/illegible                             )
 ---------------------------------            )
Authorized  Signatory                         )
                                              )
  /s/illegible                                )
 ---------------------------------            )
Authorized Signatory                          )
 The Corporate Seal of                        )
 COMINCO LTD.                                 )
was affixed in the presence  of:              )
                                              )
C/S  /s/illegible                             )
 ---------------------------------            )
Authorized  Signatory                         )
                                              )
/s/illegible                                  )
 ---------------------------------            )
Authorized Signatory                          )